SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           June 27, 2002
                                                 -------------------------------

                               Mirant Corporation
             (Exact name of registrant as specified in its charter)

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        Delaware                  001-16107                     58-2056305
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  (State or other jurisdiction   (Commission File   (IRS Employer Identification
        of incorporation)               Number)                    No.)


    1155 Perimeter Center West Suite 100, Atlanta, Georgia               30338
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           (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code           (678) 579-5000
                                                  -----------------------------


                                       N/A
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              (Former name or former address, if changed since last
report.)

Item 5.         Other

Recent Developments

     Liquidity and Capital Resources:

     Mirant Corporation ("Mirant" or "the Company") has three revolving credit facilities: its April 1999 $450 million Credit Facility C, its July 2001 $1.125 billion 4 - year Credit Facility and its July 2001 $1.125 billion 364 - Day Credit Facility. Credit Facility C matures in April 2004.

     At June 21, 2002, Mirant had $650 million outstanding under its 364 - Day Credit Facility, which matures in July 2002. Mirant is negotiating with various lending institutions to enter into a new 364 - day revolving credit facility in an amount up to $750 million to replace, in part, its existing 364 - Day Credit Facility. As a result of present market conditions and other factors, Mirant cannot provide assurance that it will be successful in entering into a new credit facility. If Mirant is successful in entering into a new credit facility, it expects the facility will be smaller and will have slightly higher pricing and more restrictive covenants than the current facility. In the event Mirant does not reach agreement with a syndicate of lending institutions on the terms of a new credit facility, Mirant anticipates that it will exercise the Company's option under its existing 364 - Day Credit Facility to convert the facility into a term loan with a maturity of one year.

     Mirant Canada Energy Marketing, Mirant's wholly owned subsidiary, has an approximately $44 million (denominated as 70 million Canadian dollars) revolving credit facility that initially matured in November 2001, but was extended to July 29, 2002. Mirant Canada Energy Marketing is negotiating with various lending institutions to enter into a new credit facility. Mirant cannot provide assurance that as a result of market conditions and other factors, Mirant Canada Energy Marketing will be successful in entering into a new credit facility. In the event that Mirant Canada Energy Marketing does not enter into a new credit facility, Mirant will be required to fund the repayment of the existing credit facility.

     West Georgia Generating Company, LLC ("West Georgia"), a wholly owned subsidiary acquired by Mirant in August 2001, has an approximately $144 million project finance credit facility ($144 million drawn balance at June 27, 2002). Under the terms of that credit facility, West Georgia is required to deliver audited financial statements to the lenders thereunder within 120 days of fiscal year end. On May 24, 2002, within the thirty day cure period under the credit agreement, the agent under the credit facility extended the period for delivery of such audited financial statements until the end of July. Mirant is working, together with its auditors, to complete the audit before the expiration of the waiver. However, completion of the audit in a timely manner depends, in part, on the availability of records and information held by the prior owner of the facility. In the event the Company is unable to deliver the audited financial statements within the required period, the lenders may have the right to declare a default and accelerate the repayment of the loan.

     Asset Sales:

     In June 2002, Mirant completed the sale of its State Line generating facility for $182 million plus an adjustment for working capital.

     In June 2002, Mirant completed the sale of its 50% ownership interest in Perryville Energy Partners, LLC to Cleco Corporation ("Cleco"). Cleco paid $54.4 million in cash to Mirant as repayment of project debt, invested capital to date and other miscellaneous costs. In connection with the existing project financing, Mirant made a $25 million subordinated loan to the project. In addition, Mirant retains certain obligations as a project sponsor, some of which are subject to indemnification by Cleco. The obligations retained by Mirant and not subject to indemnity relate primarily to an existing 20-year power sales agreement with a Mirant subsidiary.

     Pending or Threatened Litigation:

     California Rate Payer Litigation: Six additional rate payer lawsuits have been filed since May 10, 2002 alleging that certain owners of electric generation facilities in California, as well as certain energy marketers, including Mirant and several of its subsidiaries, engaged in various unlawful and fraudulent business acts that served to manipulate wholesale markets and inflate wholesale electricity prices in California. Each of the complaints alleges violation of California's Unfair Competition Act. The RDJ Farms complaint also alleges violation of California's anti-trust statute. Each of the plaintiffs seeks class action status for their respective case. The actions seek, among other things, restitution, compensatory and general damages, and to enjoin the defendants from engaging in illegal conduct. The captions of each of the cases follow:

 CAPTION                             DATE FILED                         COURT OF ORIGINAL FILING
 -------                             ----------                         -------------------------

 RDJ Farms, Inc., et al.  v.         May 10, 2002         Superior Court of California - San Joaquin County
 Allegheny Energy Supply Company,
 LLC, et al.

 Century Theatres, Inc., et al.      May 14, 2002         Superior Court of California - San Francisco County
 v. Allegheny Energy Supply
 Company, LLC, et al.

 El Super Burrito, Inc., et al.      May 15, 2002         Superior Court of California - San Mateo County
 v. Allegheny Energy Supply
 Company, LLC, et al.



 Leo's Day and Night Pharmacy, et    May 21, 2002         Superior Court of California - San Francisco County
 al. v. Duke Energy Trading and
 Marketing, LLC, et al.

 J&M Karsant Family Limited          May 21, 2002         Superior Court of California - Alameda County
 Partnership, et al. v. Duke
 Energy Trading and Marketing, LLC, et al.

 Bronco Don Holdings, LLP, et al.    May 24, 2002         Superior Court of California - San Francisco County
 v. Duke Energy Trading and
 Marketing, LLC, et al.

     Additionally, on June 3, 2002, a lawsuit, Hansen v. Dynegy Power Marketing, et al., was filed in the Superior Court for the County of San Francisco alleging substantially similar claims to the rate payer actions described above. The plaintiff seeks class action status for the lawsuit and purports to represent residential rate payers located in various public utility districts in the State of Washington. The complaint seeks, among other things, injunctive relief, disgorgement of profits, restitution and treble damages.

     DWR Power Purchases: Two lawsuits have been filed that seek relief for contracts between the California Department of Water Resources (the "DWR") and certain marketers of electricity, including Mirant, that allegedly contain unfair terms. The plaintiffs allege that the terms of the contracts are unjust and unreasonable and that the DWR was forced to enter into these long-term contracts due to dysfunctions in the California market and alleged market power of the sellers. Plaintiffs seek, among other things, a declaration that the contracts are void and unenforceable, enjoinment of the enforcement and performance of those contracts and restitution for funds allegedly obtained wrongfully under the contracts. The captions of each of the cases follow:

CAPTION                             DATE FILED                         COURT OF ORIGINAL FILING
-------                             ----------                         ------------------------

McClintock, et al.  v. Vikram       May 1, 2002          Superior Court of California - San Francisco County
Budraja, et al.

Millar, et al.  v. Allegheny        May 13, 2002         Superior Court of California - Los Angeles County
Energy Supply Company, LLC, et al.

     Shareholder Litigation: Fourteen lawsuits have been filed to date against Mirant and four of its officers alleging, among other things, that defendants violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder by making material misrepresentations and omissions to the investing public regarding Mirant's business operations and future prospects during the period from January 19, 2001 through May 6, 2002. The complaints have each been filed in the Federal District Court for the Northern District of Georgia, with the exception of the Thomas and Purowitz complaints, which were filed in the Federal District Court for the Northern

District of California. The complaints seek unspecified damages, including compensatory damages and the recovery of reasonable attorneys' fees and costs. It is expected that additional "copy cat" law suits will be filed. The captions of each of the cases follow:

   CAPTION                                            DATE FILED
   -------                                            -----------

   Kornfeld v. Mirant Corp., et al.                   May 29, 2002

   Holzer v. Mirant Corp., et al.                     May 31, 2002

   Abrams v. Mirant Corp., et al.                     June 1, 2002

   Kellner  v. Mirant Corp., et al.                   June 14, 2002

   Sved  v. Mirant Corp., et al.                      June 14, 2002

   Teaford  v. Mirant Corp., et al.                   June 14, 2002

   Woff  v. Mirant Corp., et al.                      June 14, 2002

   Purowitz v. Mirant Corp., et al.                   June 10, 2002

   Peruchi  v. Mirant Corp., et al.                   June 14, 2002

   Froelich  v. Mirant Corp., et al.                  June 4, 2002

   Rand  v. Mirant Corp., et al.                      June 5, 2002

   Thomas  v. Mirant Corp., et al.                    June 18, 2002

   Urgenson v. Mirant Corp., et al.                   June 18, 2002

   Orlofsy v. Mirant Corp., et al.                    June 18, 2002

     California Attorney General Litigation: On May 31, 2002, the Federal Regulatory Energy Commission (the "FERC") issued an order dismissing the California Attorney General's April 9, 2002 complaint. The complaint had alleged, among other things, that Mirant and several of its wholly owned subsidiaries had violated the Federal Power Act by failing to properly file its rates, prices and charges with FERC and by charging unjust and unreasonable prices in violation of the Federal Power Act. The time for filing a motion for rehearing of the complaint has not yet expired. The Attorney General's California lawsuit predicated on nearly identical grounds was unaffected by FERC's action.

     Western Power Markets Price Mitigation and Refund Proceedings: On September 4 and 5, 2001, a hearing was held concerning a complaint filed with FERC seeking refunds of approximately $90 million from Mirant and several of its subsidiaries for sales made in the Pacific Northwest during the period from December 15, 2000 to June 20, 2001. On September 24, 2001, the administrative law judge recommended to FERC that there was no finding of unjust or unreasonable rates charged in the Pacific Northwest and that there were no justifiable claims for refunds based on bilateral agreements. The FERC has not yet issued a final decision on the matter. On May 13, 2002 and May 24, 2002, the City of Tacoma,

Washington and the City of Seattle, Washington, respectively, filed to reopen the evidentiary record in this proceeding as a result of the contents of three internal Enron Power Marketing, Inc. memoranda that had been obtained and publicly released by FERC as part of its continuing investigation.

     Wallula Power Project: On June 20, 2002, Wallula Generation, LLC ("Wallula") sent a letter to Mirant Americas Energy Marketing, L.P. ("Mirant Americas Energy Marketing"), a wholly-owned subsidiary of Mirant, requesting a letter of credit in the amount of $166 million in connection with a tolling arrangement pursuant to a Conversion Services Agreement (the "Agreement") between Mirant Americas Energy Marketing and Wallula for the planned Wallula Power Project to be constructed by Wallula in the State of Washington by October 2004, as may be extended pursuant to the Agreement. The letter indicated that Wallula may consider commencing arbitration if Mirant Americas Energy Marketing does not provide the letter of credit by July 8, 2002. Mirant Americas Energy Marketing disagrees with Wallula's interpretation of the collateral and credit requirements of the Agreement and believes it is not required to post a letter of credit unless and until commercial operation of the proposed plant were to commence. Mirant does not believe that the outcome of any such arbitration, if pursued, would be material to the Company's business, financial condition or results of operations.

     Other Recent Developments:

     Arthur Andersen LLP, Mirant's former independent auditor, was indicted on March 14, 2002 and convicted by a jury on June 15, 2002 on federal obstruction of justice charges arising from the government's investigation of Enron Corporation. Although Mirant dismissed Arthur Andersen LLP on May 15, 2002, and engaged KPMG LLP to conduct the audit of its financial statements for the fiscal year ending December 31, 2002, it is possible that events arising out of the indictment and conviction may adversely affect the ability of Arthur Andersen LLP to satisfy any claims arising from auditing Mirant's financial statements and other services provided to Mirant. The foregoing dismissal and engagement also could be disruptive to Mirant's business and financing activities and could affect the price and liquidity of its securities.

     On June 24, 2002, Fitch lowered its rating on Mirant's senior notes and convertible senior notes to BBB- from BBB and Mirant's convertible trust preferred securities to BB from BBB-. Fitch's new ratings on Mirant securities each include a negative outlook.


Item 7.  Financial Statements and Exhibits

     Exhibits (c)

Exhibit No.        Exhibit Name
-----------        -------------
12.1               Computation of Ratio of Earnings to Fixed Charges
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                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:     June 27, 2002                            MIRANT CORPORATION




                                                   By /s/ James A. Ward
                                                   -----------------------------
                                                          James A. Ward
                                                          Senior Vice President
                                                          and Controller
                                                          (Principal Accounting
                                                          Officer)